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                                                                      Exhibit 16
                                                                      ----------

                     [URBACH KAHN & WERLIN PC LETTERHEAD]




June 18, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Mace Security International, Inc. (copy attached), which we understand has been filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of Mace's Form 8-K/A report dated June 18, 1999. We agree with the statements concerning our Firm in such Form 8-K/A.


Very truly yours,

/s/ Urbach Kahn & Werlin PC

Urbach Kahn & Werlin PC